EXHIBIT 99.3 News Release

HP To Acquire Leading Enterprise Information Management Software Company Autonomy Corporation plc

—	Highly complementary acquisition provides leadership position in large and growing space

—	Expected to be accretive to non-GAAP earnings per share for HP shareholders in the first full year following completion(1)

PALO ALTO, Calif., and CAMBRIDGE, England, Aug. 18, 2011 – HP (NYSE: HPQ) and Autonomy Corporation plc (LSE: AU. or AU.L) today announced the terms of a recommended transaction under which HP (through an indirect wholly-owned subsidiary, HP SPV) will acquire all of the outstanding shares of Autonomy for £25.50 ($42.11) per share in cash (the “Offer”). The transaction was unanimously approved by the boards of directors of both HP and Autonomy. The Autonomy board of directors also has unanimously recommended its shareholders accept the Offer.

Based on the closing stock price of Autonomy on August 17, 2011, the consideration represents a one day premium to Autonomy shareholders of approximately 64 percent and a premium of approximately 58 percent to Autonomy’s prior one month average closing price. The transaction will be implemented by way of a takeover offer extended to all shareholders of Autonomy. A document containing the full details of the Offer will be dispatched as soon as practicable after the date of this release. The acquisition of Autonomy is expected to be completed by the end of calendar 2011.

Founded in 1996, Autonomy is a global leader in infrastructure software for the enterprise with a customer base of more than 25,000 global companies, law firms and public sector agencies, and approximately 2,700 employees worldwide. Autonomy’s Intelligent Data Operating Layer (IDOL) platform allows computers to harness the richness of information, forming a conceptual and contextual understanding of any

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piece of electronic data, including unstructured information, such as text, email, web pages, voice and video. Autonomy’s software powers a full spectrum of mission-critical enterprise applications, including pan-enterprise search, customer interaction solutions, information governance, end-to-end eDiscovery, records management, archiving, business process management, web content management, web optimization, rich media management and video and audio analysis. Autonomy’s IDOL is the de-facto standard among more than 400 OEMs, supported by substantial intellectual property (IP), and Autonomy is a significant cloud player with over 30 petabytes of customer information under management. Autonomy’s recent operating and financial performance has been strong, including its most recent results for the quarter ending June 30, 2011. Over the last five years, Autonomy has grown its revenues at a compound annual growth rate of approximately 55 percent and adjusted operating profit at a rate of approximately 83 percent.

“Autonomy presents an opportunity to accelerate our strategic vision to decisively and profitably lead a large and growing space,” said Léo Apotheker, HP president and chief executive officer. “Autonomy brings to HP higher value business solutions that will help customers manage the explosion of information. Together with Autonomy, we plan to reinvent how both unstructured and structured data is processed, analyzed, optimized, automated and protected. Autonomy has an attractive business model, including a strong cloud based solution set, which is aligned with HP’s efforts to improve our portfolio mix. We believe this bold action will squarely position HP in software and information to create the next-generation Information Platform, and thereby, create significant value for our shareholders.”

Apotheker continued, “Autonomy is a highly profitable and globally respected software company, with a well-regarded management team and talented, dedicated employees. We look forward to partnering with a company who shares our commitment to solving customer problems by creating smart, cutting-edge products and solutions. I am particularly pleased that Dr. Mike Lynch, who heads a team of brilliant scientists and employees, will continue to lead Autonomy. I look forward to our collaboration as we focus on creating maximum value for the combined company, its customers and employees.”

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“This is a momentous day in Autonomy’s history,” said Dr. Mike Lynch, chief executive officer and founder, Autonomy. “From our foundation in 1996, we have been driven by one shared vision: to fundamentally change the IT industry by revolutionizing the way people interact with information. HP shares this vision and provides Autonomy with the platform to bring our world-leading technology and innovation to a truly global stage, making the shift to a future age of the information economy a reality.”

Strategic and financial benefits
—
Positions HP as leader in large and growing space: Autonomy has a strong position in the $20 billion enterprise information management space, which is growing at 8 percent annually and is uniquely positioned to continue growth within this space. Furthermore, key Autonomy assets would provide HP with the ability to reinvent the $55 billion business analytics software and services space, which is growing at 8 percent annually.

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Complements HP’s existing technology portfolio and enterprise strategy: Autonomy offers solutions that are synergistic across HP’s enterprise offerings and strengthens capabilities for data analytics, the cloud, industry capabilities and workflow management. This will bolster HP’s cloud offerings with key assets for information management and data analytics. Autonomy also complements existing HP offerings from enterprise servers, storage, networking, software, services and its Imaging and Printing Group (IPG).

—
Provides differentiated IP for services and extensive vertical capabilities in key industries: Acquiring Autonomy would provide differentiated IP for services, including extensive vertical capabilities in key industries such as government, financial services, legal, pharmaceutical and healthcare.

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Provides IPG a base for content management platforms: Autonomy provides HP with a content management platform and accelerates a major component of the IPG enterprise strategy to continue its growth of document and content management and higher value commercial printing opportunities.

—
Enhances HP’s financial profile: Autonomy’s strong growth and profit margin profile complements HP’s efforts to improve its business mix by focusing on enterprise software and solutions. Autonomy has a consistent track record of double-digit revenue growth, with 87 percent gross margins and 43 percent operating margins in calendar year 2010.(2)

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—	Accretive to HP’s earnings: HP expects the acquisition to be accretive to non-GAAP earnings per share for HP shareholders in the first full year following completion.(3)

Lynch will continue to lead Autonomy and will report to Apotheker. Following the acquisition, Autonomy will operate separately.

The Offer documents related to the transaction are available at www.hp.com/investor/offerdocuments. The Offer will be subject to the conditions and further terms set out in the Offer documents. HP intends to finance the transaction through offshore cash and debt financing.

Conference call
HP will host a conference call with the financial community today at 2 p.m. PT / 5 p.m. ET to discuss this announcement, as well as HP’s third quarter 2011 financial results. The call is accessible via an audio webcast at www.hp.com/investor/2011q3webcast.

About Autonomy
Autonomy Corporation plc (LSE: AU. or AU.L), a global leader in infrastructure software for the enterprise, spearheads the Meaning Based Computing movement. IDC recently recognized Autonomy as having the largest market share and fastest growth in the worldwide search and discovery market. Autonomy’s technology allows computers to harness the full richness of human information, forming a conceptual and contextual understanding of any piece of electronic data, including unstructured information, such as text, email, web pages, voice, or video. Autonomy’s software powers the full spectrum of mission-critical enterprise applications including pan-enterprise search, customer interaction solutions, information governance, end-to-end eDiscovery, records management, archiving, business process management, web content management, web optimization, rich media management and video and audio analysis.

Autonomy’s customer base is comprised of more than 25,000 global companies, law firms and federal agencies including: AOL, BAE Systems, BBC, Bloomberg, Boeing, Citigroup, Coca Cola, Daimler AG, Deutsche Bank, DLA Piper, Ericsson, FedEx, Ford, GlaxoSmithKline, Lloyds TSB, NASA, Nestlé, the New York Stock Exchange, Reuters, Shell, Tesco, T-Mobile, the U.S. Department of Energy, the U.S. Department of Homeland Security and the U.S. Securities and Exchange Commission. More than 400 companies OEM Autonomy technology, including Symantec, Citrix, HP, Novell, Oracle, Sybase and TIBCO. The company has offices worldwide. Please visit www.autonomy.com to find out more.

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About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure at the convergence of the cloud and connectivity, creating seamless, secure, context-aware experiences for a connected world. More information about HP is available at http://www.hp.com.

(1)
This statement regarding earnings enhancement is not intended to be a profit forecast and should not be interpreted to mean that the earnings per HP share, or of the combined group, for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

(2)	Autonomy non-IFRS adjusted numbers, which exclude the effect of certain specific, nonrecurring and non-cash charges.
(3)
This statement regarding earnings enhancement is not intended to be a profit forecast and should not be interpreted to mean that the earnings per HP share, or of the combined group, for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

THIS DOCUMENT IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE OFFER WILL BE MADE SOLELY BY THE OFFER DOCUMENT AND THE RELATED FORM OF ACCEPTANCE ACCOMPANYING THE OFFER DOCUMENT, WHICH WILL CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFER, INCLUDING DETAILS OF HOW THE OFFER MAY BE ACCEPTED.

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements about the expected benefits and costs of the transaction; statements about the plans, strategies and objectives of management for future operations, including the execution of integration plans; statements about the expected timing of the completion of the transaction; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include that the transaction may not be timely completed, if at all, upon favorable terms; the possibility that expected benefits of the transaction may not materialize as expected; that, prior to the completion of the transaction, Autonomy’s business may not perform as expected due to transaction-related uncertainty or other factors; that HP is unable to successfully implement integration strategies; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011. HP assumes no obligation and does not intend to update any forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.